EXHIBIT 10.91.6





                            PURCHASE AGREEMENT
                            (Funding Corp. III)


     This PURCHASE AGREEMENT is made this 1st day of June, 1996, by and between Aegis Auto Funding Corp.
III, a Delaware corporation, having its principal place of business at 525 Washington Boulevard, Jersey City,
New Jersey 07310, as seller (the "Seller") and Aegis
Auto Finance, Inc. a Delaware Corporation, having its principal place of business at 525 Boulevard, Jersey
City, New Jersey 07310 as purchaser ("Aegis Finance" or
"Purchaser").

     WHEREAS, the Seller has acquired certain
Receivables (as defined herein) from Aegis Finance
pursuant to a purchase agreement dated as of June   ,
1996 (the "Loan Purchase Agreement"); and

     WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which Receivables owned by the Seller as of the Closing Date (as defined herein) are to be repurchased by the Purchaser.

     NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

                                 ARTICLE I

                            CERTAIN DEFINITIONS

     Capitalized terms not otherwise defined herein are used with the meanings set forth in the Loan Purchase
Agreement. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

     "Agreement" means this Purchase Agreement and all amendments hereof and supplements hereto.

     "Assignment" means the document of assignment substantially in the form attached to this Agreement as Exhibit A.

     "Closing Date" means June 25, 1996.

     "Cutoff Date" means June 1, 1996.

     "Loan Purchase Agreement" means the purchase
agreement dated as of June   , 1996 between Aegis
Finance, as seller, and the Seller, as purchaser, of the Receivables.

     "Lock-Box Account" means the account(s) designated as such, established and maintained pursuant to Section
5.01 of the Pooling and Servicing Agreement.

     "Purchaser" means Aegis Auto Finance, Inc. a
Delaware corporation, its successors and assigns.

     "Rating Agency" means each of Duff & Phelps Credit
Rating Co. and Fitch Investors Service, Inc., and any successors thereto.

     "Receivable" means any retail installment sales contract and security agreement identified on the Schedule of Receivables.

     "Receivables Cash Purchase Price" means with respect to any Receivable an amount equal to 100% of the Principal Balance of such Receivable.

     "Schedule of Receivables" means the list of Receivables annexed hereto as Exhibit B.

     "Seller" means Aegis Auto Funding Corp. III, a
Delaware corporation, its successors and assigns.

     "UCC" means the Uniform Commercial Code, as in effect from time to time in the relevant jurisdictions.


                                ARTICLE II

                     PURCHASE AND SALE OF RECEIVABLES

     Section 2.01.  Purchase and Sale of Receivables.
On the Closing Date, subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Receivables and the other Trust
Property relating thereto (as defined in Section
2.01(a) below).

          (a)  Transfer of Receivables and Related
Property. On the Closing Date, the Seller shall sell, transfer, assign and otherwise convey to the Purchaser, without recourse, a 100% interest in (i) all right, title and interest of the Seller in and to the Receivables being purchased on such dates, all moneys received thereon on and after the Cutoff Date allocable to principal, and all moneys received thereon allocable to interest accrued thereon from and including the related Cutoff Date, (ii) the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables; (iii) the interest of the Seller in any Risk Default Insurance Proceeds and any proceeds from claims on any Insurance Policies (including the VSI Insurance Policy) covering the Receivables, the
Financed Vehicles or the Obligors; (iv) the interest of the Seller in any Dealer Recourse; (v) the proceeds of any and all of the foregoing. (All of the property identified in this subsection (a) shall constitute
"Transferred Property".)

          (b)  Receivables Purchase Price.  In
consideration for the Receivables and the other Trust
Property relating thereto, the Purchaser shall, on the Closing Date, pay to the Seller an amount equal to 100% of the Receivables Cash Purchase Price for the Receivables in cash (the "Purchase Price").

     Section 2.02.  The Closing.  The sale and purchase
of the Receivables shall take place at a closing (the
"Closing") at the offices of Kutak Rock, 767 Third
Avenue, 19th Floor, New York, New York 10017 on the
Closing Date.


                                ARTICLE III

                      REPRESENTATIONS AND WARRANTIES

     Section 3.01.  Representations and Warranties of
the Seller.

           (a) The Seller hereby represents and
warrants to the Purchaser and its respective successors and assigns as of the date hereof:

             (i)    Organization, Etc.  The Seller is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (ii)    Due Qualification.  The Seller is
in good standing and duly qualified to do business in the States of Delaware and New Jersey and all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

           (iii)    Power and Authority.  The Seller
has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to the Purchaser and such sale and assignment is valid and binding against the Seller, and the Seller has duly authorized such sale and assignment to the Purchaser by all necessary action; the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary action, and this Agreement is the legal, valid and binding obligation of the Seller enforceable in accordance with its terms. The Seller has duly executed and delivered this Agreement and any other agreements and documents necessary to effectuate the transactions contemplated hereby.

            (iv)    No Violation.  The consummation of
the transactions contemplated hereby and the fulfillment of the terms hereof, neither conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the best of Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

             (v)    No Proceedings.  There are no
proceedings or investigations pending or, to the best knowledge of Seller, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of this Agreement; (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement; or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

            (vi)    No Approvals.  No approval,
authorization or other action by, or filing with, any governmental authority of the United States of America or any of the States is required or necessary to consummate the transactions contemplated hereby, except such as have been duly obtained or made by the Closing
Date. Seller complies in all material respects with all applicable laws, rules and orders with respect to itself, its business and properties and the Receivables; and Seller maintains all applicable permits, licenses and certifications.

           (vii)    Taxes.  The Seller has filed all
federal, state, county, local and foreign income, franchise and other tax returns required to be filed by it through the date hereof, and has paid all taxes reflected as due thereon. There is no pending dispute with any taxing authority that, if determined adversely to the Seller, would result in the assertion by any taxing authority of any material tax deficiency, and the Seller has no knowledge of a proposed liability for any tax to be imposed upon the Seller's properties or assets for which there is not an adequate reserve reflected in the Seller's current financial statements.

          (viii)    Investment Company.  The Seller is
not, and is not controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

            (ix)    Pension/Profit Sharing Plans.  No
contribution failure has occurred with respect to any pension or profit sharing plan and all such plans have been fully funded as of the date of this Agreement.

             (x)    Trade Names.  "Aegis Auto Funding
Corp. III" is the only trade name under which the Seller is currently operating its business; for the six
(6) years (or such shorter period of time during which the Seller was in existence) preceding the Closing
Date, the Seller has operated its business under no other trade name.

            (xi)    Ability to Perform.  There is no
material impairment in the ability of the Seller to perform its obligations under this Agreement.

           (xii)    Valid Business Reasons; No
Fraudulent Transfers. The Seller has valid business reasons for transferring the Receivables rather than obtaining a secured loan with the Receivables as collateral. At the time of each transfer: (i) the Seller transferred the Receivables to the Purchaser without any intent to hinder, delay, or defraud any current or future creditor of the Seller; (ii) the Seller was not insolvent and did not become insolvent as a result of the transfer; (iii) the Seller was not engaged and was not about to engage in any business or transaction for which any property remaining with the Seller was an unreasonably small capital or for which the remaining assets of the Seller were unreasonably small in relation to the business of the Seller or the transaction; (iv) the Seller did not intend to incur, and did not believe or reasonably should not have believed that it would incur, debts beyond its ability to pay as they become due; and (v) the consideration paid by the Purchaser to the Seller for the Receivables was equivalent to the fair market value of such Receivables.

          (xiii)    Chief Executive Office.  The Seller
maintains its chief executive office in the State of New Jersey, and there have been no other locations of the Seller's chief executive office.

           (xiv)    Adverse Orders.  There is no
injunction, writ, restraining order or other order of any nature binding upon Seller that adversely affects
Seller's performance of this Agreement.

          (b)  The Seller makes the following
representations and warranties as to the Receivables and on which the Purchaser relies in accepting the Receivables on the Closing Date.

              (i)   Title.  It is the intention of the
Seller that the transfer and assignment of the Receivables from the Seller to the Purchaser herein contemplated be treated as an absolute sale for financial accounting purposes, and that the beneficial interest in and title to the Receivables not be part of the property of the Seller for any purpose under state or federal law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Purchaser, except the pledge to and liens for the benefit of certain of Seller's creditors which will be released prior to conveyance to the Purchaser hereunder. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens and rights of others; and, immediately upon the transfer thereof, the Purchaser will have good and marketable title to each Receivable, free and clear of all Liens and rights of others; and the transfer has been validly perfected under the UCC.

             (ii)   Evidence of Security Interest.  On
the Closing Date, the Seller shall deliver or cause to be delivered to or upon the order of the Purchaser (A) an original certificate of title or (B) if the applicable state title registration agency does not deliver certificates of title to lienholders, such other document delivered to the Seller by the state title registration agency evidencing the security interest of the Seller in the Financed Vehicle, or (C) a guarantee of title or a copy of an application for title if no certificate of title or other evidence of the security interest in the Financed Vehicle has yet been issued, for each Financed Vehicle relating to each Receivable sold, transferred, assigned and conveyed hereunder; provided, however, that any original certificate of title or other document evidencing the security interest of the Seller in the Financed Vehicle not so delivered on the Closing Date due to the fact that such title or other document has not yet been issued by a state title registration agency and delivered to the Seller as of such date, shall be delivered by the Seller to the Purchaser within one hundred twenty (120) days after the Closing Date

               (iv) Business Purpose.  The Seller will
sell, transfer, assign and otherwise convey (for state law, tax and financial accounting purposes) the Receivables for a bona fide business purpose.

               (v)  Financial Accounting Purposes.  The
Seller and the Purchaser, as owner of the Receivables, each intend to treat the transactions contemplated by this Agreement as an absolute sale of the Receivables by the Seller for financial accounting purposes.

               (vi) Valid Transfer.  This Agreement
constitutes a valid transfer by the Seller to the Purchaser of all of the Seller's right, title and interest in the Receivables and the other Transferred
Property.


                                ARTICLE IV

                                CONDITIONS

     Section 4.01.  Conditions to Obligation of the
Purchaser. The obligation of the Purchaser to purchase the Receivables is subject to the satisfaction of the following conditions:

          (a) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct on the Closing Date and the Seller shall have performed all obligations to be performed by each of them hereunder on or prior to the Closing Date.

          (b) Files Marked; Files and Records owned by
Purchaser. The Seller shall, at its own expense, on or prior to the Closing Date indicate in its files that the Receivables have been sold to the Purchaser pursuant to this Agreement and the Seller shall deliver to the Purchaser a Schedule of Receivables certified by the Chairman, the President, the Vice President or the Treasurer of the Seller to be true, correct and complete. Further, the Seller hereby agrees that the computer files and other physical records of the Receivables maintained by the Seller will bear an indication reflecting that the Receivables have been sold to the Purchaser.

          (c) Documents to be Delivered by the Seller at the Closing.

                  (i)    The Assignment.  On the
Closing Date, the Seller will execute and deliver an Assignment substantially in the form of Exhibit A hereto with respect to the Receivables then being sold.

             (ii)   Custodian files.  On the Closing
Date, the Seller shall deliver to or upon the order of the Purchaser the documents described in Section
3.01(b)(iii).

            (iii)   Evidence of UCC Filings.  The
Seller shall record and file, at its own expense, (A) on or prior to the Closing Date, UCC-3 termination statements in each jurisdiction required by applicable law, to release any prior security interests in the Receivables granted by the Seller, and (B) on or prior to the Closing Date, UCC financing statements in each jurisdiction in which required by applicable law, executed by the Seller as seller or debtor, and naming the Purchaser as purchaser or secured party, identifying the Receivables and the other Transferred
Property as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Receivables to the Purchaser and the sale, transfer, assignment and conveyance thereof to the Trustee. The Seller shall deliver file-stamped copies, or other evidence satisfactory to the Purchaser to the Purchaser on or prior to the Closing Date.

             (iv)   Other Documents.  Such other
documents, including without limitation powers of attorney with respect to the Receivables, as the Purchaser may reasonably request.

     Section 4.02.  Conditions to Obligation of the
Seller. The obligation of the Seller to sell the Receivables to the Purchaser on the Closing Date is subject to the condition that at the Closing Date the Purchaser will deliver to the Seller the Purchase Price for the Receivables, as provided in Section 2.01(b).

                                 ARTICLE V

                          COVENANTS OF THE SELLER

     The Seller agrees with the Purchaser as follows;
provided, however, that to the extent that any provision of this Article V conflicts with any provision of the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall govern:

     Section 5.01.  Protection of Right, Title and
Interest.

          (a) Filings. The Seller shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Purchaser in and to the Receivables and the other Transferred Property to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to the Receivables and the other Transferred Property.
The Seller shall deliver to the Purchaser file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 5.01(a).

          (b) Name Change.  At least fifteen days
before the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Seller shall give the Purchaser notice of any such change and no later than five (5) days after the effective date thereof, shall file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser's security interest in the Trust Property.

     Section 5.02.  Other Liens or Interests.  Except
for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer the Receivables to any other person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser in, to and under such Receivables against all claims of third parties claiming through or under the Seller.

     Section 5.03.  Chief Executive Office.  The Seller
shall give written notice to the Purchaser at least 30 days prior to relocating its chief executive office and shall make such filings under the UCC as shall be necessary to maintain the perfection of the security interest (as defined in the UCC) in the Receivables granted in favor of the Purchaser hereunder.

     Section 5.04.  Costs and Expenses.  The Seller
agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the sale to the Purchaser of the Seller's right, title and interest in and to the Receivables.

     Section 5.05.  No Waiver.  The Seller shall not
waive any default, breach, violation or event permitting acceleration under the terms of any Receivable.

     Section 5.06.  Sale of Receivables.  The Seller
will take no action inconsistent with the Purchaser's ownership of the Receivables. If a third party, including a potential purchaser of the Receivables, should inquire, the Seller will promptly indicate that ownership of the Receivables has been transferred to the Purchaser.

     Section 5.07.  The Seller's Records.  This
Agreement and all related documents describe the transfer of the Receivables from the Seller as an absolute sale by the Seller to the Purchaser and evidence the clear intention by the Seller to effectuate an absolute sale and assignment of such Receivables. The financial statements and tax returns of the Seller will disclose that, under generally accepted accounting principles, or for tax purposes, respectively, the Seller transferred ownership of the Receivables.


                                ARTICLE IV

                         MISCELLANEOUS PROVISIONS


     Section 6.01.  Amendment.  This Agreement may be
amended from time to time by a written amendment duly executed and delivered by the Seller, the Purchaser.

     Section 6.02.  Waivers.  No failure or delay on
the part of the Purchaser in exercising any power, right or remedy under this Agreement or the Assignments shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

     Section 6.03.  Notices.  All communications and
notices pursuant hereto to any party shall be in writing or by telegraph or telex and addressed or delivered to it at its address (or in case of telex, at its telex number at such address) shown in the preamble of this Agreement or at such other address as may be designated by it by notice to the other party and, if mailed or sent by telegraph or telex, shall be deemed given when mailed, communicated to the telegraph office or transmitted by telex.

     Section 6.04.  Costs and Expenses.  The Seller
will pay all expenses, including reasonable fees and expenses of counsel, incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses in connection with the enforcement of any obligation of the Seller hereunder.

     Section 6.05.  Headings and Cross-References.  The
various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.
References in this Agreement to Section names or numbers are to such Sections of this Agreement.

     Section 6.06.  Governing Law.  This Agreement and
the Assignment shall be governed by and construed in accordance with the laws of the State of New York without regard or reference to principles of conflicts of laws of such state.

Section 6.07.  Counterparts.  This Agreement may be
executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties hereby have caused this Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

                              AEGIS AUTO FUNDING CORP.
III, as Seller



                              By

                                   Joseph F. Battiato
                                   President


                              AEGIS AUTO FINANCE, INC.,
a Delaware corporation, as Purchaser



                              By

                                   Angelo R. Appierto
                                   President
                                 EXHIBIT A

                                ASSIGNMENT


     For value received in accordance with the Purchase
Agreement dated as of June 1, 1996, (the "Purchase
Agreement"), by and among the undersigned ("the
Seller") and Aegis Auto Finance, Inc., a Delaware corporation (the "Purchaser"), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, (i) all right, title and interest of the undersigned in and to the Receivables identified on the Schedule attached hereto, all moneys received thereon on and after the Cutoff
Date allocable to principal, and all moneys received thereon allocable to interest accrued thereon from and including the Cutoff Date therefor; (ii) the security interests of the Seller in the Financed Vehicles granted by the Obligors pursuant to the Receivables;
(iii) the interest of the Seller in any Risk Default
Insurance Proceeds and any proceeds from claims on any Insurance Policies (including the VSI Insurance Policy) covering the Receivables, the Financed Vehicles or Obligors from the Cutoff Date; (iv) the proceeds of any and all of the foregoing.

     This Assignment is made pursuant to and upon the agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of June 25, 1996.

                              AEGIS AUTO FUNDING CORP.
III



                              By

                                   Name:
                                   Title:

                                 EXHIBIT B

                          SCHEDULE OF RECEIVABLES